SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement        [ ]  Confidential, for Use of
                                               the Commission Only
                                               (as permitted by
[X]    Definitive Proxy Statement                Rule 14a-6(e)(2))

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TrustCo Bank Corp NY
        (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]   No fee  required


  [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

          (1) Title of each class of securities to which transaction applies:



          (2) Aggregate number of securities to which transactions applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was)


          (4)  Proposed maximum aggregate value of transaction:



          (5)  Total fee paid:



    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.

                              TRUSTCO BANK CORP NY

                  320 State Street, Schenectady, New York 12305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Shareholders Of TrustCo Bank Corp NY:

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 14, 2001, at 10:00 a.m. local time for the purpose of voting upon the following matters:

1.       Election of directors.

2.       Ratification of the appointment of independent auditors for 2001.

3. Any other business that properly may be brought before the meeting or any adjournment thereof.




                                             By Order of the Board of Directors,


                                             Henry C. Collins
                                             Secretary

April 2, 2001


PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

                              TRUSTCO BANK CORP NY
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 14, 2001

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on Monday, May 14, 2001, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April 2, 2001. Any shareholder executing a proxy solicited hereby has the power to revoke it by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

     TrustCo will solicit proxies primarily by mail, although proxies also may be solicited by directors, officers, and employees of TrustCo and Trustco Bank, National Association, Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan & Associates, Inc. to aid in the solicitation of proxies for a solicitation fee of $4,500 plus expenses. The entire cost of this solicitation will be paid by TrustCo.

     Only shareholders of record of TrustCo's common stock at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of TrustCo common stock held by them. Abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted. As of March 1, 2001, there were 61,557,647 outstanding shares of TrustCo's common stock.

     Whole shares of common stock held for the account of shareholders participating in TrustCo's Dividend Reinvestment and Stock Purchase Plan will be voted in the same manner as those shareholders authorize their shares held of record to be voted. If shareholders return a signed proxy card but fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will be voted "for" the election of TrustCo's nominees and "for" the ratification of KPMG LLP as TrustCo' independent auditor.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual meeting of shareholders to be held in May of 2002 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 4, 2001. Proposals intended to be considered at the 2002 annual meeting but that are not to be included in TrustCo's proxy statement must be received at TrustCo's principal executive offices not later than February 16, 2002. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                               THE ANNUAL MEETING

     A description of the items to be considered at the Annual Meeting and other information is set forth below.

ITEM 1.  ELECTION OF DIRECTORS


     The first item to be acted upon at the Annual Meeting is the election of four directors to serve on the TrustCo Board of Directors, three of whom shall serve for a three-year term and one of whom who shall serve for a one-year term. The nominees for election as Directors for terms expiring at TrustCo's 2004 Annual Meeting are: Joseph A. Lucarelli, Anthony J. Marinello, M.D., Ph.D., and Robert A. McCormick. In addition, Robert T. Cushing, TrustCo's Vice President and Chief Financial Officer, was appointed to the Board to fill a vacancy and has been nominated for election as a Director for a term expiring at TrustCo's 2002 annual meeting.

     TrustCo's Amended and Restated Certificate of Incorporation provides that TrustCo's Board of Directors shall consist of not less than seven nor more than twenty members, with, under TrustCo's Bylaws, the total number of directors to be fixed by resolution of the Board or the shareholders. Currently, the number of Directors is fixed at eleven. The Certificate of Incorporation and the Bylaws require TrustCo's Board to be divided into three classes, as nearly equal in number as possible, with one class to be elected each year for a term of three years. Directors who reach the mandatory retirement age of 75 during their term of office cease to be Directors and must vacate their office. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the vote of a majority of the directors then in office. Directors who are elected by the Board of Directors shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. The affirmative vote of at least a majority of the outstanding shares of TrustCo's common stock is required to elect directors.

_____    The  pages  that  follow  set forth  information  regarding  TrustCo's nominees, as well as information regarding the remaining members of TrustCo's board. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted "for" the election of TrustCo's nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any such nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as TrustCo's Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy. Each of TrustCo's nominees has consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve if elected.

     Information with regard to the business experience of each director and the ownership of common stock on December 31, 2000 has been furnished by each Director or has been obtained from TrustCo's records. TrustCo's common stock is the only class of equity security outstanding.


                INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES(1)

                 NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS FOR
                        THREE-YEAR TERM TO EXPIRE IN 2004
                                                  SHARES OF TRUSTCO COMMON STOCK
                                                         BENEFICIALLY OWNED
________________________________________________________________________________
NAME AND PRINCIPAL OCCUPATION(2)      NO. OF SHARES (3)        PERCENT OF CLASS
________________________________________________________________________________
JOSEPH A. LUCARELLI,  Age 60,                32,890                    *
President,  Bellevue  Builders  Supply,
Inc.  Director of TrustCo and Trustco
Bank since 1999.

ANTHONY J. MARINELLO,  M.D.,  PH.D.,         26,035                    *
Age 45,  Physician.  Director of
TrustCo and Trustco Bank since 1996.

ROBERT A.  MCCORMICK,  Age 64,            2,889,266                  4.53
President of TrustCo and Trustco Bank
since  1982.  President  and Chief
Executive  Officer of TrustCo and
Trustco  Bank since 1984.  Director
of TrustCo and Trustco Bank since
1980.  Chairman of TrustCo and Trustco
Bank since 2001

                  NOMINEE FOR ELECTION AS TRUSTCO DIRECTOR FOR
                         ONE-YEAR TERM TO EXPIRE IN 2002
                                                  SHARES OF TRUSTCO COMMON STOCK
                                                         BENEFICIALLY OWNED
________________________________________________________________________________
NAME AND PRINCIPAL OCCUPATION(2)      NO. OF SHARES (3)        PERCENT OF CLASS
________________________________________________________________________________
ROBERT  T.  CUSHING,  Age 45,               688,111                  1.11
Executive  Officer  of  TrustCo
(Vice President  and Chief
Financial  Officer) and of
Trustco Bank (Senior Vice
President and Chief Financial
Officer). Joined Trustco Bank in
1994. Director of TrustCo and
Trustco Bank since 2001.

________________________
See footnotes on page 5.

                             OTHER TRUSTCO DIRECTORS
                                                  SHARES OF TRUSTCO COMMON STOCK
                                                         BENEFICIALLY OWNED
________________________________________________________________________________
NAME AND PRINCIPAL OCCUPATION(2)      NO. OF SHARES (3)        PERCENT OF CLASS
________________________________________________________________________________
BARTON A. ANDREOLI,  Age 61,                 36,610                    *
President,  Towne  Construction
& Paving Corp.  Director of
TrustCo and Trustco Bank since 1993.

NANCY  A.  MCNAMARA,  Age  51,            1,058,466                 1.70
Executive  Officer  of  TrustCo  (Vice
President)  since 1992 and Trustco Bank
(Senior Vice President)  since 1988.
Joined  Trustco  Bank in 1971.
Director of TrustCo and Trustco
Bank since 1991.

JAMES H. MURPHY,  D.D.S.,  Age 72,           58,584                    *
Orthodontist.  Director of TrustCo
and Trustco Bank since 1991.

RICHARD J. MURRAY,  JR., Age 72,            608,131                   *
Chief Executive Officer,  R. J. Murray
Co.,  Inc.  (air-conditioning  and
heating  distributors).  Director of
TrustCo and Trustco Bank since 1985.

KENNETH C.  PETERSEN(4),  Age 64,           121,871                   *
retired President and Chief Operating
Officer,  Schenectady  International,
Inc. (chemical manufacturer). Director of TrustCo and Trustco Bank since 1982.

WILLIAM D. POWERS,  Age 59,                  25,607                    *
former Chairman,  New York Republican
State Committee.  Director of TrustCo
and of Trustco Bank since 1995.

WILLIAM J. PURDY, Age 66,  President,        35,137                     *
Welbourne & Purdy Realty,  Inc.
Director of TrustCo and Trustco Bank
since 1991.

___________________________________
See footnotes on page 5.

                    INFORMATION ON TRUSTCO EXECUTIVE OFFICERS
                                NOT LISTED ABOVE
                                                  SHARES OF TRUSTCO COMMON STOCK
                                                         BENEFICIALLY OWNED
________________________________________________________________________________
NAME AND PRINCIPAL OCCUPATION(2)      NO. OF SHARES (3)        PERCENT OF CLASS
________________________________________________________________________________
HENRY C. COLLINS,  Age 46,                    76,693                  *
Assistant  Secretary of TrustCo
since 1999, and Secretary  since
2001.  Administrative  Vice
President and General Counsel of
Trustco Bank since 1995.  Joined
Trustco Bank in 1994.

ROBERT J.  MCCORMICK,  Age 37,               507,150                  *
Vice  President of TrustCo since
2000. Administrative  Vice
President  of Trustco  Bank since
1997.  Joined Trustco  Bank in 1995.
Robert J. McCormick is the son of
Robert A. McCormick,  Chairman,
President,  and Chief  Executive
Officer  of TrustCo and Trustco Bank.

__________________________________
See footnotes below.

TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (13 INDIVIDUALS) BENEFICIALLY OWN 6,164,552 SHARES OF COMMON STOCK, WHICH REPRESENT 10.17% OF THE OUTSTANDING SHARES.

(1) Based on information furnished by the Directors and executive officers as of December 31, 2000.
(2) Each of the Directors has held, or retired from, the same position or another executive position with the same employer during the past five years.
(3) Each Director and executive officer named herein has sole voting and investment power with respect to the shares listed above except as noted below. Voting or investment power is shared by the spouse or other immediate family members with respect to the number of shares indicated for the following persons, each of whom disclaims beneficial ownership of such securities: Anthony J. Marinello, 7,593 shares; Robert J. McCormick, 600 shares; Robert A. McCormick, 59,995 shares; Robert T. Cushing, 138,628 shares; and Nancy A. McNamara, 1,994 shares. Voting authority for 21,962 shares owned beneficially by Robert A. McCormick is vested in Trustco Bank as trustee for a trust, the
         beneficiary  of which is Robert A. McCormick.   The  amount  of  shares
         with  respect  to  Robert  J.  McCormick   includes  140,517  shares
         beneficially owned in his capacity as trustee but for which Robert J. McCormick has no other beneficial interest and options to acquire 230,867 shares that are held in a trust for the benefit of Robert J. McCormick. The number of shares owned by each of the Directors and executive officers includes options to acquire the number of shares indicated below: Joseph A. Lucarelli, 2,300 shares; Anthony J. Marinello, 13,786 shares; Robert A. McCormick, 2,451,518 shares; Kenneth C. Petersen, 31,135 shares; Robert T. Cushing, 547,047 shares; Barton A. Andreoli, 21,900 shares; Nancy A. McNamara, 817,776 shares;

         James H. Murphy, 31,135 shares; Richard J. Murray, 10,286 shares; William D. Powers, 7,245 shares; William J. Purdy, 31,135 shares; Robert J. McCormick, 104,054 shares; and Henry C. Collins, 58,316 shares.
(4)      Mr. Petersen's term expires at the 2001 Annual Meeting.
*        Less than 1%.

DIRECTOR FEES, COMMITTEES AND ATTENDANCE

     TrustCo's Board held eight meetings during 2000. Each Director attended all of the Board meetings and all of the meetings of the Committees on which he or she served. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his services as Director a fee in the amount of $2,750 per meeting attended of TrustCo's and Trustco Bank's Boards of Directors, and $1,375 per meeting attended of any TrustCo or Trustco Bank committee of which he or she is a member.

     TrustCo Directors who are not also employees of TrustCo or its subsidiaries are also eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan, which was adopted by the TrustCo Board in 1997. Under the Directors Performance Bonus Plan, non-employee directors are eligible to be awarded "units," the value of which is based upon the appreciation in value of TrustCo's common stock between the date of the award and the occurrence of a "change in control" as defined in the Directors Performance Bonus Plan. The units so awarded vest, and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each non-employee director has been awarded 30,418 units under the Directors Performance Bonus Plan at a base price of $6.84 per unit (except for Mr. Lucarelli, whose base price is $9.88 per unit) (after adjustment to reflect a 15% stock split on November 13, 1998, a two for one stock split on November 12, 1999, and a 15% stock split on November 14, 2000). Directors who are employees of TrustCo or Trustco Bank do not receive directors' fees or other additional remuneration for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments. In accordance with the TrustCo Bank Corp NY Directors Stock Option Plan, on January 18, 2000 each nonemployee director was awarded 2,300 stock options with a strike price of $10.87, after adjustment to reflect the 15% stock split on November 12, 1999.

     TrustCo's Nominating Committee held no meetings in 2000. The four Directors currently serving on the Nominating Committee are R.A. McCormick (Chairman), B.A. Andreoli, R.T. Cushing, and R.J. Murray, Jr. The function of the Nominating Committee is to consider and recommend to TrustCo's Board of Directors nominees for election to the Board. Each of the nominees slated for election at the Annual Meeting is an incumbent (or, in the case of Robert T. Cushing, was appointed to the Board to fill a vacancy) and was considered and selected by the Board of Directors without action by the Nominating Committee. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the Board.

     TrustCo's Audit Committee held four meetings in 2000. The four Directors serving on the Audit Committee are R.J. Murray, Jr. (Chairman), J.H. Murphy, K.C. Petersen, and W.J. Purdy. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of particular external audit firms by TrustCo in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under "Audit Committee Report" below for a more detailed description of the Audit Committee's activities.

     TrustCo's Stock Option Committee held two meetings in 2000. The three Directors serving on the Stock Option Committee are J.A. Lucarelli (Chairman), B.A. Andreoli, and W.D. Powers. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan, as well as the Directors Performance Bonus Plan and the TrustCo Bank Corp NY Performance Bonus Plan, which were adopted by the Board in 1997.

     The Personnel Advisory Committee of Trustco Bank held one meeting in 2000. The three Directors serving on the Personnel Advisory Committee are J.A. Lucarelli (Chairman), B.A. Andreoli, and W.D. Powers. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three executive officers who are also Directors of TrustCo.

TrustCo Executive Officers

     The current executive officers of TrustCo are Chairman, President, and Chief Executive Officer Robert A. McCormick; Vice President and Chief Financial Officer Robert T. Cushing; Vice Presidents Robert J. McCormick and Nancy A. McNamara; and Secretary Henry C. Collins.

Trustco Bank Executive Officers

     The current executive officers of Trustco Bank are Chairman, President, and Chief Executive Officer Robert A. McCormick; Senior Vice President and Chief Financial Officer Robert T. Cushing; Senior Vice President Nancy A. McNamara; Administrative Vice President Robert J. McCormick; and Administrative Vice President, Secretary, and General Counsel Henry C. Collins.

TrustCo and Trustco Bank Executive Officer Compensation

     The following table sets forth, for the fiscal year ended December 31, 2000, the compensation paid to or accrued on behalf of each of the five most highly compensated executive officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the S.E.C.'s required disclosure thresholds. Each of the executive officers described in the following table, except Robert J. McCormick, has an employment agreement and a supplemental retirement agreement described in subsequent pages.

                           Summary Compensation Table
                                                                                             Long Term
                                                                                           Compensation
                                  Annual Compensation                                           Awards
________________________________________________________________________________________________________
                                                                                             Securities
                                                                            Other            Underlying
                                                                           Annual              Options/
                                       Salary              Bonus          Compensation             SARs
                             Year       ($)               ($)(1)           ($)(2)               (#)(3)
________________________________________________________________________________________________________
ROBERT A. MCCORMICK          2000     $900,000         $1,665,000           $94,162             230,000
Chairman, President, and     1999      850,000          1,317,500            93,148             230,000
Chief Executive Officer,     1998      800,000          1,120,000            82,709             264,000
TrustCo and Trustco Bank
________________________________________________________________________________________________________

ROBERT T. CUSHING            2000      315,000            582,750            26,626              92,000
Senior Vice President,       1999      300,000            465,000            20,555              92,000
Chief Financial Officer,     1998      285,000            399,000            20,346             105,800
Trustco Bank; Vice
President, Chief Financial
Officer, TrustCo
________________________________________________________________________________________________________

ROBERT J. MCCORMICK          2000      172,000             20,680             6,838              46,000
Administrative Vice
President, Trustco Bank;
Vice President, TrustCo
________________________________________________________________________________________________________

NANCY A. MCNAMARA            2000      315,000            582,750            35,271              92,000
Senior Vice President        1999      300,000            465,000            40,306              92,000
Trustco Bank; Vice           1998      285,000            399,000            30,005             105,800
President, TrustCo
________________________________________________________________________________________________________

William F. Terry(4)          2000      315,000            582,750             23,467             92,000
Senior Vice President        1999      300,000            465,000             24,581             92,000
and Secretary, Trustco       1998      285,000            399,000             23,848            105,800
Bank; Secretary,
TrustCo
________________________________________________________________________________________________________

(1) Bonus amounts include payments to senior executive officers of TrustCo as short-term incentive compensation pursuant to the incentive program described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation."
(2) Includes amounts reimbursed by TrustCo for the payment of taxes pursuant to established benefit plans.
(3) Stock Option data has been adjusted to reflect the 15% stock split on November 13, 2000, the two for one stock split on November 12, 1999, and the 15% stock split on November 13, 1998.
(4)  Mr. Terry retired on February 28, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF        % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                             SECURITIES       OPTIONS/SARS     EXERCISE OR                  OF STOCK PRICE APPRECIATION
                             UNDERLYING        GRANTED TO       BASE PRICE                       FOR OPTION TERM(4)
                            OPTIONS/SARS      EMPLOYEES IN      ($/SH)(3)      EXPIRATION
             NAME          GRANTED (#)(1)    FISCAL YEAR(2)                       DATE            5%             10%
___________________________________________________________________________________________________________________________
Robert A. McCormick            230,000           31.8%            $10.89       1/18/2010      $1,575,500     $3,992,800

Robert T. Cushing              92,000            12.7%            10.89        1/18/2010         630,200      1,597,120

Robert J. McCormick            46,000              6.4%           10.89        1/18/2010         315,100        798,560

Nancy A. McNamara              92,000            12.7%            10.89        1/18/2010         630,200      1,597,120

William F. Terry               92,000            12.7%            10.89        1/18/2010         630,200      1,597,120

(1) Options, which were granted on January 18, 2000, become exercisable in five annual installments beginning January 18, 2000. Stock Option data has been adjusted for the 15% stock split on November 13, 2000.
(2) The total number of options granted in 2000 was 723,350, of which 552,000 (76.3%) were issued to the executive officers named above, 25,300 (3.5%) were issued to non-employee Directors, and 146,050 (20.2%) were issued to officers and employees of TrustCo other than the executive officers named above.
(3) Exercise or base price is equal to the mean between the closing dealer bid and asked price for the common stock as quoted by Nasdaq on the date of the grant.
(4) The amounts included reflect pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the S.E.C. and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price, including any appreciation in the event of a change in control. TrustCo's per share stock price would be $17.74 and $28.25 if increased 5% and 10% respectively, compounded annually over the option term.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                      OPTION/SAR VALUES

                                                                                     NUMBER OF
                                                                                    SECURITIES
                                                                                    UNDERLYING            VALUE OF UNEXERCISED
                                                                                    UNEXERCISED               IN-THE-MONEY
                                                                                  OPTIONS/SARS AT            OPTIONS/SARS AT
                                                                                    FY-END (#)                FY-END ($)(3)
                                  SHARES ACQUIRED               VALUE              EXERCISABLE/               EXERCISABLE/
            NAME                 ON EXERCISE (#)(1)        REALIZED($)(2)          UNEXERCISABLE              UNEXERCISABLE
_______________________________________________________________________________________________________________________________
Robert A. McCormick                      --                      --              2,451,518/488,635         $16,743,397/886,427
Robert T. Cushing                      26,450                 $171,895             547,047/195,454           2,992,030/354,571
Robert J. McCormick                      --                      --                334,922/87,993            2,180,437/125,524
Nancy A. McNamara                        --                      --                817,776/195,454           5,333,478/354,571
William F. Terry                         --                      --                784,093/195,454           5,017,952/354,571

(1) Stock Option data has been adjusted for a 15% stock split on November 13, 2000, a two for one stock split on November 12, 1999, and a 15% stock split on November 13, 1998.
(2) The amounts included reflect pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(3) The amounts included reflect pre-tax gain. Value of unexercised in-the-money options and SARs is based on December 31, 2000, closing trade price of $12.19.

TRUSTCO RETIREMENT PLANS

     Trustco Bank has a defined benefit retirement plan pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The defined benefit retirement plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has a supplemental retirement plan, which is an actuarial plan, under which additional retirement benefits are accrued for eligible executive officers. Under the supplemental retirement plan, the amount of supplemental retirement benefits is based upon annual contributions which are actuarially calculated to achieve a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the defined benefit retirement plan without taking into account limitations on compensation, annual benefits and years of service; and (ii) the retirement benefit the participant is projected to receive under the defined benefit retirement plan at normal retirement. The supplemental retirement plan provides benefits based on years of service to a maximum of 40.

     The following table shows the approximate retirement benefits which would have been payable in 2000 to salaried employees, under both the defined benefit retirement plan and the supplemental retirement plan, assuming retirement of such person at age 65, and payment of benefits in the form of a life annuity. Earnings used in calculating benefits under these plans are approximately equal to cash amounts reflected as salary plus bonus in the Summary Compensation Table. These plans permit service and earnings to continue to be credited for employment after age 65. The benefits set forth in the following table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the executive officers (other than Mr. McCormick) named in the Summary Compensation Table would be as follows:
Mr. Cushing, 27 years; Mr. Robert J. McCormick, 33 years; Ms. McNamara, 43 years; and Mr. Terry, 20 years.

     Robert A. McCormick is not a participant in the supplemental retirement plan, but has a separate agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of Mr. McCormick's agreement, benefits are generally calculated on the actuarial basis used in the supplemental retirement plan; however, he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47, although Mr. McCormick may continue to accrue benefits beyond that age.

                                                PENSION PLAN TABLE
                                                   ANNUAL BENEFITS FOR YEARS OF SERVICE
                         __________________________________________________________________________________________
      REMUNERATION                         10                     20                   30                    40
___________________________________________________________________________________________________________________
            $200,000                     $36,500                $73,700              $112,200              $151,800
             400,000                      76,500                153,000               231,300               311,300
             600,000                     116,500                233,000               351,300               471,300
             800,000                     156,500                313,000               471,300               631,300
           1,000,000                     196,500                393,000               591,300               791,300
           1,200,000                     236,500                473,000               711,300               951,300
           1,400,000                     276,500                553,000               831,300             1,111,300
           1,600,000                     316,500                633,000               951,300             1,271,300
           1,800,000                     356,500                713,000             1,071,300             1,431,300
           2,000,000                     396,500                793,000             1,191,300             1,591,300
           2,200,000                     436,500                873,000             1,311,300             1,751,300
           2,400,000                     476,500                953,000             1,431,300             1,911,300
           2,600,000                     516,500              1,033,000             1,551,300             2,071,300
           2,800,000                     556,500              1,113,000             1,671,300             2,231,300

     Generally, an employee who has attained age 55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code of 1986 places a maximum limit on the benefits that can be provided under qualified retirement plans such as Trustco Bank's defined benefit retirement plan. For 2000, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age was $130,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

     Trustco Bank's supplemental retirement plan provides that supplemental benefits will be paid in a single lump sum to a participant who terminates employment for reasons other than retirement on or after his normal retirement date. A participant who retires on or after his normal retirement date may elect to be paid the supplemental benefits upon separation of service from Trustco Bank in one of the benefit forms provided under the defined benefit retirement plan or in a single lump sum or installments over a five-year period. Also under the supplemental retirement plan, Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's supplemental account balance under the plan. Mr. McCormick's separate agreement provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of Mr. McCormick's supplemental benefit.

     The supplemental retirement plan and Mr. McCormick's separate agreement are unfunded for tax purposes. However, Trustco Bank has established an irrevocable trust to fund its obligations under these and other executive compensation plans. Trustco Bank is required to make annual contributions to the trust, although the assets of the trust remain subject to Trustco Bank's general creditors in the event of insolvency.

PERSONNEL ADVISORY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel Advisory Committee of Trustco Bank determines the compensation of employees and officers of TrustCo and Trustco Bank, including the executive officers named in the Summary Compensation Table, which appears elsewhere in this Proxy Statement. Each of the executive officers named in the Summary Compensation Table, other than Robert J. McCormick, has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

     The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are J. Lucarelli (Chairman), B. Andreoli, and W.
Powers (none of whom was an officer of TrustCo or Trustco Bank during fiscal year 2000), furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by TrustCo's Board of Directors for the year ended December 31, 2000:

     Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

     The function of the Personnel Advisory Committee is to review the general compensation structure for the senior executive officers of Trustco Bank (Robert
A. McCormick, Robert T. Cushing, and Nancy A. McNamara) and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such senior executive officers. The components of executive compensation for the senior executive officers include salary, bonus, stock options, and cash payments under the defined benefit retirement plan, the supplemental retirement plan, and TrustCo's Executive Officer Incentive Plan, and in Mr. McCormick's case, in his separate agreement. The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies persons within Trustco Bank eligible to participate in the two incentive plans and the supplemental retirement plan.

     The Personnel Advisory Committee met once during the course of the year, on October 17, 2000. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on January 18 and June 20, 2000, to (1) identify eligible participants in the 1995 TrustCo Bank Corp NY Stock Option Plan, and (2) award option grants for the current plan year. The Stock Option Committee considered discussions PricewaterhouseCoopers LLP had with management regarding general stock option issues and trends when formulating its final decision on grants awarded under the 1995 stock option plan. PricewaterhouseCoopers LLP provided information regarding industry trends for general compensation levels and option levels in the industry. PricewaterhouseCoopers LLP is not the independent auditor for TrustCo, but provides various consulting services for TrustCo from time to time. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the 1995 stock option plan.

     It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, TrustCo's and Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels.

     The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of ten regional bank holding companies, which group formerly comprised the Dow Jones Banks-Eastern U.S. Index, was identified by the Personnel Advisory Committee for performance and compensation comparisons. This index was comprised of a broad-based group of banks on the East Coast and was chosen for comparative purposes because of its members' geographic proximity to Trustco Bank.(1) While Trustco Bank is comparatively smaller in terms of total asset size than the members of this peer group, Trustco Bank competes favorably with these institutions in terms of overall corporate performance. The
________________________________
(1) This was discontinued sa of March 2000

Personnel Advisory Committee further takes into consideration the unique size of TrustCo's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with six executive officers, whereas many institutions in this peer group have a larger pool of executive officers.

     During its meeting in 2000, the Personnel Advisory Committee decided not to change the current basic salary structure, short-term incentive compensation for executives or features of other employee benefits plans. The Executive Officer Incentive Plan was amended to provide for the automatic deferral of awards under the Plan to the extent that such awards, together with a participant's other compensation, is expected to exceed the limitation on deductible compensation under Code Section 162(m). In addition, a rabbi trust has been established to hold any amounts deferred under this provision of the Executive Officer Incentive Plan.

     The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's senior executive officers to achieve superior performance if a relatively large percentage of their compensation is at risk. In other words, Trustco Bank's compensation for its senior executive officers is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies, and providing superior total compensation when performance is superior to that of the peer group.

     In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for senior executive officers, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with peers for the current year. In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders.
Therefore, the target pools were established to provide senior executive officers with an incentive to increase return on equity performance. The Personnel Advisory Committee then established a percentage of target pool to be paid as short-term incentive compensation. The target pool payment would be made to senior executives officers based on TrustCo's return on average equity for the year. The range of target returns on average equity was from 14%, which equates to a 40% payout of base compensation, to 20% return on average equity, which equates to a 125% payout of base compensation. In 1997, the Committee amended the incentive plan to establish a 15 basis point increase in payout for each 1% increase in average return on equity beyond 20%. Return on average equity in 2000 was 24.07%. Senior executive officers would receive no incentive compensation award for return on average equity below 14%.

     In consideration of the potential benefits payable under the incentive program described above, senior officers ceased to be eligible for contributions to Trustco Bank's Profit Sharing Plan beginning in 1994, which qualifies for favorable tax treatment, and to which Trustco Bank historically has made contributions equal to 15% of compensation.

     The Personnel Advisory Committee's actions concerning compensation were ultimately judgments based upon the Committee's ongoing assessment and understanding of TrustCo and its senior executive officers, performance of its senior executive officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the senior executive officers' contribution to TrustCo's past and future performance.

     With respect to total compensation paid to Robert A. McCormick during 2000, the Personnel Advisory Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Personnel Advisory Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick did not participate in the discussions regarding his compensation.

          PERSONNEL ADVISORY COMMITTEE:
          Joseph A. Lucarelli, Chairman
          Barton A. Andreoli
          William D. Powers

AUDIT COMMITTEE REPORT

     The Audit Committee of TrustCo's Board is responsible for providing independent, objective oversight of TrustCo's accounting functions, internal controls, and financial reporting process. The Audit Committee is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for TrustCo's internal controls and financial reporting process. TrustCo's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of TrustCo's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG to review and discuss TrustCo's December 1, 2000 consolidated financial statements. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received the written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). KPMG billed TrustCo for audit fees of $189,000 for professional services rendered in connection with the audit of TrustCo's consolidated financial statements for the fiscal year ended December 31, 2000 and the limited reviews of the interim consolidated financial statements included in TrustCo's quarterly Forms 10-Q. There were no financial information systems design and implementation fees billed to TrustCo by KPMG for services rendered during the fiscal year ended December 31, 2000. Other fees billed to TrustCo by KPMG for nonaudit services rendered during the fiscal year ended
December 31, 2000 totaled $263,495. The Audit Committee discussed KPMG's independence with KPMG and has considered whether the nonaudit services provided by KPMG during the fiscal year ended December 31, 2000 were compatible with maintaining KPMG's independence. The Committee has concluded that the nonaudit services provided do not impair the independence of KPMG.

     Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in TrustCo's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

         AUDIT COMMITTEE:
         Richard J. Murray, Jr., Chairman
         James H. Murphy
         Kenneth C. Petersen
         William J. Purdy

SHARE INVESTMENT PERFORMANCE

     The following graphs show changes over five-year and ten-year periods in the value of $100 invested in: (1) TrustCo's common stock; (2) the Standard & Poor's 500 index; and (3) an industry group of twenty-three other regional bank holding companies, called the Super-Regional Bank Index. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The ten-year period is presented in addition to the five-year period required by the S.E.C. because it provides additional perspective. The banks comprising the Super-Regional Bank Index are: Firstar Corp., US Bancorp, Old Kent Financial Corp., Keycorp, First Union Corp., BB&T Corp., Southtrust CP, National City, Regions Financial Corp., First Tennessee National, PNC Financial Services Group, SunTrust Banks, Comercia Inc., Wachovia Corp., Wells Fargo & Co., Fifth Third Bankcorp, Amsouth Bancorporation, Union Planters Corp, Huntington Bankshares Inc., Popular, Inc., Marshall & Ilsley Corporation, M&T Bank Corp., and Zions Bancorporation.

     In 2000, TrustCo used the Dow Jones Regional Banks - Eastern U.S. Index ("Dow Jones Index"), an industry group of ten regional bank holding companies. That Index was discontinued, and the Super-Regional Bank Index is included herein as a substitute for the Dow Jones Index.

     The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.

                              TrustCo Bank Corp NY

                            Total Return Performance


                                [graph omitted]

                                  Period Ending
             -------------------------------------------------------------------
Index                 12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
--------------------------------------------------------------------------------
TrustCo Bank Corp NY    100.00    116.75    179.42    236.26    217.17    241.33
             S&P 500    100.00    122.86    163.86    210.64    254.97    231.74
Super-Regional Banks    100.00    138.60    201.13    216.85    177.00    221.03


SNL Securities LC
2001


                              TrustCo Bank Corp NY

                            Total Return Performance


                                 [graph omitted]




                                                                      Period Ending
                      -------------------------------------------------------------------------------------------------------------
Index                12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
------------------------------------------------------------------------------------------------------------------------------------
TrustCo Bank Corp NY   100.00    155.46    202.85    285.06    293.54    405.54    473.47    727.61    958.12    880.70    978.67
             S&P 500   100.00    130.47    140.41    154.56    156.60    215.44    264.70    353.03    453.81    549.31    499.28
Super-Regional Banks   100.00    168.57    215.44    225.39    213.20    332.57    460.93    668.91    721.20    588.64    735.09


SNL Securities LC
2001

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     TrustCo and Trustco Bank have entered into employment agreements with Robert A. McCormick, Nancy A. McNamara, William F. Terry, and Robert T. Cushing.

          MCCORMICK EMPLOYMENT AGREEMENT

     Mr.  McCormick's   employment  agreement  was  originally  executed  as  of
January 1, 1992, and amended as of September 1, 1994. The Agreement renews January 1 of each year for a three-year term until Mr. McCormick receives a non-renewal notice or he reaches the mandatory retirement age of 70 (or the then-mandatory retirement age, whichever is greater).

     Mr. McCormick's employment agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus as they are negotiated with TrustCo and Trustco Bank. The annual compensation may not be less than Mr. McCormick's annual compensation for the preceding calendar year. Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank. However, as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," Mr. McCormick has ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the TrustCo's short-term incentive plan described above. In the event Mr. McCormick's employment is terminated for any reason, other than good cause, or retirement, then he shall receive upon his termination an amount equal to three times his then-current annual compensation, to be paid at his election either
(a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the annual compensation then in effect with the first payment to be made within ten days after his termination. Mr. McCormick's employment agreement also provides for a gross-up payment in the event that the amounts payable to him upon his termination under the employment agreement or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

     Upon termination of employment due to retirement or termination due to disability, TrustCo and Trustco Bank shall provide to Mr. McCormick and his wife, for the rest of Mr. McCormick's life, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to Mr. McCormick for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     Mr. McCormick's employment agreement defines termination to include (a) any reduction in Mr. McCormick's then-current annual compensation (including executive incentive compensa-tion), disability, death, retirement, pension or profit sharing benefits, (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), or his responsibilities or duties; (b) either TrustCo's or Trustco Bank's relocation or a change in Mr. McCormick's base location; (c) receipt of a non-renewal notice pursuant to Mr. McCormick's employment agreement; or (d) the unilateral election of Mr. McCormick to terminate his employment agreement. Notwithstanding the foregoing, the parties to Mr. McCormick's employment agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank Profit Sharing Plan shall not have effected a termination of such employment agreement.

           SENIOR EXECUTIVE OFFICERS' EMPLOYMENT AGREEMENTS

     The employment agreements for TrustCo's executive officers named in the Summary Compensation Table, other than Robert A. McCormick (and Robert J. McCormick, who does not have an employment agreement), have one-year terms that automatically renew on January 1 of each year, unless the executive officer receives a non-renewal notice or he or she reaches a specified retirement age. These employment agreements provide that the annual compensation of each executive officer shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term and that he or she is also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans. However, as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," the named executive officers ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under TrustCo's short-term incentive plan described above.

     In the event there is a termination of a named executive officer within two years after a change in control of TrustCo or Trustco Bank, for any reason other than for good cause, death, retirement at the mandatory retirement age, or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to two times the executive officer's annual base salary then in effect. The employment agreements for the named executive officers also provide for a gross-up payment in the event that the amounts payable upon his or her termination under his or her employment agreement or any other agreement involving him or her are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code.

     Upon termination of a named executive officer's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the officer and his or her spouse, for the life of the officer, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to the officer for his or her life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     The employment agreements for the named executive officers define termination within two years after a change in control to include: (a) any reduction in the executive's annual compensation, (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties;
(b) either TrustCo's or Trustco Bank's relocation or a change in the executive's base location; (c) receipt of a non-renewal notice pursuant to his or her employment agreement; or (d) the unilateral election of the executive to terminate his or her TrustCo employment agreement. Notwithstanding the foregoing, the parties to the senior executive officers' TrustCo employment agreements have agreed that the officers' ineligibility to participate in the Trustco Bank Profit Sharing Plan shall not have effected a termination of such employment agreements.

          GENERAL PROVISIONS

     In addition to termination payments for Mr. McCormick and the named executive officers, each employment agreement provides for (a) the payment in full of each employee's compensation due, including retirement, pension and profit sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination, and (c) the cost of any legal expenses as a result of such termination.

PERFORMANCE BONUS PLAN

     Under the TrustCo Bank Corp NY Performance Bonus Plan, officers and key employees of TrustCo are eligible to be awarded units, the value of which is based upon the appreciation in value of TrustCo's common stock between the date of the award and the occurrence of a "change in control" as defined in the plan. The units so awarded vest, and payments under the plan are to be made, only upon the occurrence of a change in control or upon a participant's termination of employment with TrustCo within the year prior to a change of control. Mr. McCormick was awarded 1,216,700 units, and Mr. Cushing, Ms. McNamara, and Mr. Terry were each awarded 456,263 units, all at a base price of $6.84 per unit (after adjustment for a 15% stock split on November 13, 2000, a two for one stock split on November 12, 1999, and a 15% stock split on November 13, 1998).

     THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD.

ITEM 2.  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG were the independent auditors for TrustCo for the year ended December 31, 2000, and the Board of Directors has again selected and appointed them as the independent auditors for the year ending December 31, 2001. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

     During the year ended December 31, 2000, KPMG provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance, and consultation in connection with the filing of the Form 10-K Annual Report with the S.E.C., and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns and assistance in connection with other securities filings.

VOTE REQUIRED

     The affirmative vote of a majority of all of TrustCo's issued and outstanding shares of common stock is required to ratify the appointment of KPMG as TrustCo's independent auditors for the year ending December 31, 2001. Dissenting votes give rise to no rights on the part of dissenters.

     THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE FOR THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

ITEM 3.  OTHER MATTERS

     TrustCo's Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

S.E.C. FORM 10-K:

     TRUSTCO WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST. REQUESTS AND RELATED INQUIRIES SHOULD BE DIRECTED TO:
HENRY C. COLLINS, SECRETARY, TRUSTCO BANK CORP NY, P.O. BOX 1082, SCHENECTADY, NEW YORK 12301-1082.

OWNERSHIP OF TRUSTCO COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

     TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of its common stock.

     At March 1, 2001, the Trust Department of Trustco Bank held 4,040,097 shares of common stock as executor, trustee and agent (6.58% of outstanding shares) not otherwise reported in this Proxy Statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

TRANSACTIONS WITH TRUSTCO AND TRUSTCO BANK DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

     Some of the Directors and executive officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 2001 the total amount of such loans represented 2.28% of shareholders' equity of TrustCo.

     During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's Directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.

INSURANCE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS

     TrustCo renewed insurance for the indemnification of its executive officers and Directors and executive officers and Directors of Trustco Bank from AIG effective for the one-year period from October 10, 2000 to October 10, 2001. The cost of this insurance was $72,345, and coverage is provided to all executive officers and Directors of TrustCo and Trustco Bank. TrustCo's Board of Directors has no knowledge of any claims made or sum paid pursuant to such insurance policy during 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's Directors and executive officers, and persons who own more than 10% of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in TrustCo's common stock and other equity securities with the S.E.C. Reporting Persons are required by S.E.C. regulations to furnish TrustCo with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements have been met, except Robert A. McCormick did not timely file a Section 16(a) report with respect to a gift by him of options to acquire TrustCo common stock.

                              TRUSTCO SHAREHOLDERS

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

                                   APPENDIX A.

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. The members of the Audit Committee shall meet the independence and experience standards of both The Federal Deposit Insurance Corporation Improvement Act and The National Association of Securities Dealers. The members of the Audit Committee shall be appointed by the Board of Directors.

The Audit Committee may request any officer or employee of the Company or the Company's independent auditor to attend a meeting of the Committee.

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee will make regular reports to the Board.

The Audit Committee shall:

     1. Review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the internal controls that could significantly affect the Company's financial statements.

     3. Evaluate the performance of the independent auditor and recommend that the Board either appoint or replace the independent auditor.

     4. Meet with the independent auditor prior to the audit to review the planning for the engagement.

     5. Receive reports from the independent auditor regarding the auditor's independence.

     6. Obtain from the independent auditors the required disclosures regarding any material misstatement of the consolidated financial statements and to the extent that they come to their attention, any instances of fraud or illegal acts which are required to be disclosed in accordance with the Private Securities Litigation Reform Act of 1995.

     7.  Review the appointment of the Company's internal auditor.

     8. Review the significant reports to the Committee prepared by the internal auditor and management's responses.

     9.  Review and recommend the internal audit program for Board approval.

    10. Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include :
               a. Any difficulties  encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
               b. Any significant changes required in the scope of the audit.

               c. Any significant  recommendations concerning the internal audit program.
    12. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquires received from regulators or governmental agencies that have not been previously reviewed by the full Board of Directors.
    13. Report to the Board of Directors (as required by the Comptroller of the Currency) on the performance of supervisory and audit functions in relation to fiduciary activities. 14. Prepare any report required by the rules of the Securities Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.





March 7, 2000

APPENDIX B



                             TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 14, 2001

The Board of Directors recommends a vote "FOR" proposals 1 and 2  below.

1. Election of Joseph A. Lucarelli, Anthony J. Marinello, M.D., Ph.D., and Robert A. McCormick as directors for three-year terms and Robert T. Cushing for a one-year term.

  [ ]  FOR
  [ ]  WITHHELD
  [ ]  FOR ALL EXCEPT the following nominees:__________________________________


2.  Ratification of the Appointment of Independent Auditors

  [ ]  FOR
  [ ]  AGAINST
  [ ]  ABSTAIN




SPECIAL NOTES
  [ ] I plan to attend meeting.     [ ] I plan to bring a guest.
  [ ] Comments on reverse side

SIGNATURES___________________________________ DATE_______________, 2000

Please sign and date this proxy card exactly as your name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRUSTCO BANK CORP NY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT TRUSTCO BANK CORP. NY, TRUST BUILDING, - 6TH FLOOR, 192 ERIE BOULEVARD, SCHENECTADY, NEW YORK, ON MAY 14, 2001.

The undersigned hereby appoints M. Norman Brickman and William F. Terry, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:_______________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

(If you have written in the above space, please mark the "Comments" box on the other side of this card.)